UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Valor Gold Corp.
 (Exact name of registrant as specified in Charter)

Delaware (State or other jurisdiction of incorporation)	333-171277 (Commission File Number)	45-5215796 (IRS Employer Identification No.)

200 S Virginia Street, 8th Floor, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

27 Bet Hillel Street, Unit 18 Tel Aviv, 67017, Israel
(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K for Valor Gold Corp., as initially filed with the Securities and Exchange Commission (“SEC”) on June 12, 2012 (the “Original Report”).   The purpose of this Amendment is to attach the letter from Weinberg & Baer LLC as exhibit 16.1.  This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete and more accurate presentation.

Item 3.02	Unregistered Sales of Equity Securities

On June 8, 2012, Valor Gold Corp. (the “Company”)   sold an aggregate of 1,375,000 shares of common stock (the “Common Stock”) at a per share price of $0.40 with gross proceeds to the Company of $550,000 to certain accredited investors (the “Investors”).

The Common Stock contains most favored nations protection in the case of issuances (subject to certain exceptions) of securities by the Company at a per share price less than $0.40 (such price, the “Lower Per Share Price”) in which case the Investors will receive additional shares of Common such that the Investors will have effectively paid the Lower Per Share Price.  Notwithstanding the foregoing, in no event shall the Investors receive additional shares of Common Stock such that their effective per share purchase price is less than $0.20 per share.

The shares of Common Stock were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 4.01	Change in Registrant's Certifying Accountant.

On June 8, 2012, the Company dismissed Weinberg & Baer LLC (“W&B”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Company’s Board of Directors on June 8, 2012.

During the fiscal years ended December 31, 2011 and 2010, W&B’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except, W&B’s audit reports for the years ended December 31, 2011 and 2010  stated that certain conditions raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that may result from the outcome of this uncertainty.

During the fiscal years ended December 31, 2011 and December 31, 2010 and the subsequent interim period through June 8, 2012, (i) there were no disagreements between the Company and W&B on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of W&B would have caused W&B to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements; and  (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On June 8, 2012, the Company provided W&B with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that W&B furnished it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter will be filed as an exhibit to this current report on Form 8-K by amendment.

On June 8, 2012, the Company engaged KBL LLP (“KBL”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2012. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on June 8, 2012.

During the years ended December 31, 2011 and December 31, 2010 and the subsequent interim period through June 8, 2012, the Company did not consult with KBL regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
10.1	Form of Subscription Agreement (Incorporated by Reference to the Current Report on Form 8-K, filed with the SEC on May 31, 2012
16.1	Letter from Weinberg & Baer LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 15, 2012

Valor Gold Corp.

By:	/s/ Arthur Leger
	Name:	Arthur Leger
	Title:	President and Chief Executive Officer